                                                                    EXHIBIT 10.1

                           SHARE PURCHASE AGREEMENT

                                    BETWEEN

                           LML PAYMENT SYSTEMS INC.

                                      AND

                                 ROGER JAHNEL

                                  ED CAMPBELL

                                    MADE ON

                                 JULY 22, 2000

                           SHARE PURCHASE AGREEMENT
                           ------------------------


THIS AGREEMENT made on July 22, 2000


BETWEEN:

               LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon Territory of Canada

               (the "Purchaser"),

AND:

               ROGER JAHNEL, of the City of Garland, Texas

               ("Mr. Jahnel")

               ED CAMPBELL, of the City of Dallas, Texas

               ("Mr. Campbell ")

               (Mr. Jahnel and Mr. Campbell are hereinafter referred to collectively as the "Vendors")

WHEREAS:

A. The Vendors are the beneficial and registered owners of the Shares, being all the issued and outstanding common shares of the capital stock of the Corporation; and

B. The Vendors desire to sell and the Purchaser desires to purchase the Shares upon and subject to the terms and conditions hereinafter set forth;


          NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained (and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

                          ARTICLE 1 - INTERPRETATION
                          --------------------------

1.1       Definitions
          -----------

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     (a) "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendors and the Purchaser;

     (b) "Balance Sheet" means the balance sheet of the Corporation as of the Balance Sheet Date;

     (c)  "Balance Sheet Date" means December 31, 1999;

     (d) "Business Day" means a day other than a Saturday, Sunday or bank holiday in Texas;

     (e) "Closing" means the closing of all the transactions contemplated in this Agreement at the Time of Closing on the Closing Date which shall be effected by the deposit by the parties hereto of all documents required to be delivered in order to effect such Closing pursuant to the provisions hereof, whereupon the Closing shall have occurred and the respective documents thus tabled will be delivered to the respective parties and third parties, if any, in accordance with a closing agenda to be agreed upon between the Purchaser Counsel and the Vendor Counsel before the Time of Closing;

     (f) "Closing Date" means July 22, 2000 or such other date as may be agreed to in writing between the Vendors and the Purchaser;

     (g) "Code" means the Internal Revenue Code of the United States of America and all amendments thereto from time to time;

     (h)  "Corporation" means Check Technologies Inc., a Texas corporation;

     (i) "Employment Agreement" means the Employment Agreement to be made hereunder between Mr. Jahnel and the Corporation in the form attached as Schedule 4.2(a)(x);
             ------------------

     (j) "Environmental Laws" means any and all applicable state, federal, and local statutes, regulations and ordinances relating to the protection of human health and the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation, and Liability Act and the Toxic Substances Control Act;

     (k)  "Financial Statements" has the meaning set out in Section 3.1(k);

     (l) "Hazardous Material" means any hazardous or toxic substance, material, or waste, including, but not limited to those substances, materials, pollutants, contaminants and wastes listed in the United States Department of Transportation Hazardous Materials

                Table (49 C.F.R. (S) 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), petroleum products (as defined in Title I to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6991-6991(i)) and their derivatives;

        (m)     "Interim Financial Statements" has the meaning set out in
                Section 3.1(l);

        (n)     "Interim Balance Sheet Date" means May 31, 2000;

        (o) "Interim Balance Sheet" means the balance sheet of the Corporation at the Interim Balance Sheet Date;

        (p) "Knowledge of Mr. Jahnel" or "Knowledge of Mr. Campbell" means with respect to the existence or absence of facts, that either Mr. Jahnel or Mr. Campbell, as the case may be, has had come to his attention any information which would give him actual knowledge of the existence or absence of such facts and that he has not undertaken any independent investigation to determine the existence or absence of such facts;

        (q) "LML Share" means one common share without par value in the capital stock of the Purchaser;

        (r) "LML Share Closing Value" means the closing offering price for the purchase of an LML Share as reported on NASDAQ on the Business Day immediately before Closing;

        (s)     "Losses" has the meaning set out in Section 6.1;

        (t) "NASDAQ" means the National Association of Securities Dealer Automated Quotation System;

        (u)     "Material Contracts" has the meaning set out in Section 3.1(v);

        (v)     "Mrs. Jahnel" means Mrs. Judy Jahnel, businesswoman of Dallas,
                Texas;

        (w) "Non-Competition and Non-Solicitation Agreement(s)" has the meaning set out in Section 4.2(a)(xi);

        (x)     "Purchase Price" has the meaning set out in Section 2.1(a);

        (y) "Purchaser Counsel" means, collectively, in Canada, McCarthy Tetrault of Vancouver, British Columbia and Austring, Fendrick, Fairman & Parkkari of Whitehorse, Yukon, and in the United States of America, Munsch, Hardt, Kopf & Harr, P.C. of Dallas, Texas;

        (z)     "Real Property" has the meaning set out in Section 3.1(cc)(i)A;

        (aa) "Shareholders' Agreement" means the Shareholders Agreement made between the Vendors dated August 27, 1998, a copy of which is included among the documents attached as Schedule 3.1(f) hereto;
                                                         ---------------

        (bb) "Shares" means the eighty-five (85) issued and outstanding common shares of the capital stock of the Corporation;

        (cc) "Sharing Percentages" means for Mr. Jahnel, 55% and for Mr. Campbell, 45%;

        (dd) "Software" means, collectively, all computer software used by the Corporation;

        (ee) "Time of Closing" means 2 o'clock in the afternoon (Dallas Time) on the Closing Date; and

        (ff)    "Vendor Counsel" means Gardere & Wynne, L.L.P of Dallas, Texas.

1.2             Headings
                --------

                The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3             Extended Meanings
                -----------------

                In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4             Accounting Principles
                ---------------------

                Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.5             Currency
                --------

                All references to currency herein are to lawful money of the United States of America.

1.6            Schedules
               ---------

               The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

               Schedule 3.1(c)           Licenses and Permits
               Schedule 3.1(f)           Shareholder's Agreement and Rights
                                         Attached to the Shares
               Schedule 3.1(k)           Financial Statements
               Schedule 3.1(l)           Interim Financial Statements
               Schedule 3.1(o)           Liens and Encumbrances
               Schedule 3.1(q)           Capital Expenditures
               Schedule 3.1(r)           Dividends Declared
               Schedule 3.1(t)           Tax Returns
               Schedule 3.1(v)           Material Contracts
               Schedule 3.1(y)           Leases of Real Property
               Schedule 3.1(bb)          Leases of Personal Property
               Schedule 3.1(dd)          Subsidiary
               Schedule 3.1(ff)          Royalty, License Fee, Management Fee
               Schedule 3.1(gg)          Employees
               Schedule 3.1(hh)          Employee Benefit Plans
               Schedule 3.1(kk)          Employee Payments Out of the Ordinary
                                         Course
               Schedule 3.1(ll)          Pending Claims
               Schedule 3.1(pp)          Non-Arm's Length Debt
               Schedule 3.1(qq)          Legal Actions
               Schedule 3.1(tt)          Jurisdictions of Business, Permits, and
                                         Licenses
               Schedule 3.1(xx)          Intellectual Property
               Schedule 3.1(aaa)         Insurance Policies
               Schedule 3.1(bbb)(x)      B.C. Initial Trade Report
               Schedule 4.2(a)(ix)       Opinion of Vendor Counsel
               Schedule 4.2(a)(x)        Employment Agreement
               Schedule 4.2(a)(xi)       Non-Competition and Non-Solicitation
                                         Agreements
               Schedule 4.2(a)(xiii)     Releases
               Schedule 4.3(a)(vi)       Opinion of Purchaser Counsel


                         ARTICLE 2- PURCHASE AND SALE
                         ----------------------------

2.1            Purchase and Sale and Purchase Price
               ------------------------------------

          (a) The Vendors shall sell the Shares to the Purchaser and the Purchaser shall purchase the Shares from the Vendors for a total purchase price of five hundred thousand dollars ($500,000) (the "Purchase Price") upon and subject to the terms and conditions hereof.

          (b) The Purchase Price shall be paid and satisfied as to two hundred and fifty thousand dollars ($250,000) by delivery of immediately available funds to each of the Vendors on Closing in the amount of their respective Sharing Percentages of the Purchase Price and as to two hundred and fifty thousand dollars ($250,000) by the issuance to each of the Vendors on Closing in the amount of their respective Sharing Percentages of that number of LML Shares that equals the amount that is equal to the product, rounded down to the nearest whole number, of dividing (i) two hundred and fifty thousand dollars ($250,000) by (ii) the LML Share Closing Value.

                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

3.1            Mr. Jahnel's Representations and Warranties
               -------------------------------------------

               Mr. Jahnel represents and warrants to the Purchaser that the following representations and warranties are true as of the date hereof or will be true as of the Time of Closing:

      (a) the Corporation is a corporation duly organized and validly existing and in good standing under the laws of Texas with the corporate power to own its assets and to carry on its business and has made all necessary filings requested to be made as of the date hereof under all applicable corporate, securities and taxation laws or any other laws to which the Corporation is subject;

      (b) the Corporation is not qualified as a foreign corporation in any jurisdiction other than Louisiana;

      (c)      except as described in Schedule 3.1(c), the Corporation is duly
                                      ---------------
               authorized and licensed and has all licenses, franchises, permits and other governmental authorizations required under all applicable laws, regulations, ordinances and orders of public authorities to own, lease and operate its assets and to carry on its business in the places and in the manner as now conducted other than such licenses, permits and governmental authorities, the failure to have which would not have a material adverse effect upon the Corporation;

      (d) Mr. Jahnel has delivered to the Purchaser or its representatives complete and correct copies of the following documents relating to the corporate existence of the Corporation:

               (i) the Articles of Incorporation and Bylaws of the Corporation, including all amendments and restatements thereof, as in effect on the date hereof;

               (ii)  the stock records of the Corporation; and

               (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of the Corporation regarding the allotment, issuance, repurchase, redemption, surrender and cancellation or other actions pertaining to the shares of the capital stock of the Corporation.

      (e) the entire authorized capital stock of the Corporation consists of one thousand (1,000) shares, of which eighty-five (85) shares have been validly issued and are outstanding as fully paid and non-assessable;

      (f) a copy of the Shareholders' Agreement between the Vendors is attached and the rights, privileges, restrictions and conditions attached to the Shares are as set out in Schedule 3.1(f) attached
                                                        ---------------
               hereto, and except as provided in Schedule 3.1(f), no person is
                                                 ---------------
               entitled to any preemptive right or right of first refusal with respect to the Shares who has not waived such right. There are no outstanding preemptive rights, options, warrants, conversion rights, agreements or other rights to purchase any of the authorized but unissued stock of the Corporation other than those identified herein or issued, reserved or committed to be issued pursuant to this Agreement;

      (g) other than community property rights, Mr. Jahnel is the sole beneficial and registered owner of the number of Shares shown adjacent to his name in the following table free and clear of all liens, charges, encumbrances and any other rights of others and to the knowledge of Mr. Jahnel, Mr. Campbell is, subject to community property rights, the sole beneficial and registered owner of the number of shares shown adjacent to his name in the following table:

               Name of Vendor                            Number of Shares
               --------------                            ----------------

               Mr. Jahnel                                     46.75

               Mr. Campbell                                   38.25

      (h) each of the Vendors has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Shares registered in their respective names to the Purchaser and the Shares when sold and delivered in accordance with the terms of this Agreement against payment therefore, will be duly and validly issued, fully-paid, non-assessable and free and clear of all liens, charges, encumbrances and any other rights of others (other than liens, charges, encumbrances or rights created by the Purchaser and general securities laws);

      (i)      other than as set forth in Schedule 3.1(f), there is no contract,
                                          ---------------
               option or any other right of another binding upon or which at any time in the future may become binding upon:

               (i) the Vendors to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than pursuant to the provisions of this Agreement; or

               (ii) the Corporation to allot or issue any of the authorized but unissued shares of the Corporation or to create any additional class of shares;

      (j) neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Vendors or by the Corporation will result in the violation of:

               (i) any of the provisions of the Articles of Incorporation or Bylaws of the Corporation;

               (ii) any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound which will not be terminated as of the Closing Date, or

               (iii) any law, rule or regulation applicable to the Corporation or Mr. Jahnel;

      (k) the unaudited financial statements of the Corporation , consisting of the Balance Sheets and statement of income, and statement of cash flow for the fiscal period ended on the Balance Sheet Date, together with the report of Cole, Canterbury & Company L.L.P., certified public accountants, thereon (hereinafter collectively referred to as the "Financial Statements"), copies of which are attached hereto as Schedule
                                                                    --------
               3.1(k):
               ------

               (i) are in accordance with the books and accounts of the Corporation as at the Balance Sheet Date,

               (ii) are true and correct and present fairly the financial position of the Corporation as at the Balance Sheet Date, and

               (iii) present fairly all of the assets and liabilities of the
                     Corporation as at the Balance Sheet Date including, without limiting the generality of the foregoing, and to the Knowledge of Mr. Jahnel all contingent liabilities of the Corporation as at the Balance Sheet Date;

      (l) the unaudited financial statements of the Corporation, consisting of the Interim Balance Sheet and statement of operations and cash flows for the period ended on the Interim Balance Sheet Date (hereinafter collectively referred to as the "Interim Financial Statements"), a copy of which is attached hereto as Schedule
                                                                   --------
               3.1(l):
               ------

               (i) are in accordance with the books and accounts of the Corporation as at the Interim Balance Sheet Date;

               (ii) are true and correct and present fairly the financial position of the Corporation as at the Interim Balance Sheet Date other than with respect to amounts and terms shown in
                     Schedule 3.1(v);
                     ---------------

               (iii) subject to there being no accruals or notes and except as previously disclosed to the Purchaser, have been prepared in accordance with generally accepted accounting principles consistently applied, and

               (iv) present fairly all of the assets and liabilities of the Corporation as at the Interim Balance Sheet Date including, without limiting the generality of the foregoing, and to the Knowledge of Mr. Jahnel all contingent liabilities of the Corporation as at the Interim Balance Sheet Date other than with respect to amounts and terms shown in Schedule
                                                                     --------
                     3.1(v);
                     ------

      (m) since the Interim Balance Sheet Date there has been no material adverse change in the assets, liabilities or financial position of the Corporation including, without limitation the business, prospects, operations or condition of the Corporation, financial or otherwise, whether arising as a result of any known legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not materially and adversely affected the affairs, business, prospects, operations or condition of the Corporation , financial or otherwise;

      (n) since the Interim Balance Sheet Date, the business of the Corporation has been carried on in its usual and ordinary course and the Corporation has not entered into any transaction out of the usual and ordinary course of its business other than the negotiation of the transaction contemplated in this Agreement;

      (o) the Corporation is the owner with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, of all assets of the Corporation shown or reflected on the Interim Balance Sheet and listed in Schedule
                                                                    --------
               3.1(o) or Schedule 3.1(v), except for (A) such of the assets of
               -------------------------
               the Corporation as have been disposed of in the usual and ordinary course of business since the Interim Balance Sheet Date,
               (B) assets being leased, (C) liens disclosed in Schedule 3.1(o)
                                                               ---------------
               and (D) liens which are to be released by the Closing Date or which are not listed in such Schedule 3.1(o) because they (i) are
                                            ---------------
               not substantial in character amount or extent, and do not materially detract from the value of the assets subject thereto,
               (ii) do not materially interfere with either the present or intended use of such assets, and (iii) do not, individually or in the aggregate, materially interfere with the conduct of the Corporation's business;

      (p) there are no outstanding orders, notices or similar requirements relating to the Corporation issued by any building, environmental, fire, health, labor or police authorities or from any other similar federal, state or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

      (q)      except as set out in Schedule 3.1(q), no single capital
                                    ---------------
               expenditure in excess of ten thousand dollars ($10,000) or capital expenditures in the aggregate in excess of fifteen thousand dollars ($15,000) have been made or authorized by the Corporation since the Interim Balance Sheet Date;

     (r)  except as disclosed on Schedule 3.1(r), no dividends have been
                                 ---------------
          declared or paid on or in respect of the Shares and no other distribution on any of its securities or shares has been made by the Corporation since the Interim Balance Sheet Date and all dividends which to the date hereof have been declared or paid by the Corporation have been duly and validly declared or paid;

     (s) except for income taxes, sales taxes and franchise taxes, the Corporation has no liability, obligation or commitment for the payment of income taxes, corporation taxes or any other taxes or duties of whatever nature or kind, or interest or penalties with respect thereto in excess of one thousand dollars ($1,000.00), except such as are disclosed in the Interim Financial Statements or such taxes or duties not yet due and payable in the usual and ordinary course of business, and the Corporation is not in arrears with respect to any required withholdings or installment payments of any tax or duty of any kind and has not filed any waiver for a taxation year of the Corporation under the Code of the United States of America or any other legislation imposing tax on the Corporation;

     (t)  except as disclosed in Schedule 3.1(t) the tax returns of the
                                 --------------
          Corporation previously filed with appropriate taxing authorities were true and complete in all material respects as of filing;

     (u)  except as set forth in Schedule 3.1(v) there are no outstanding
                                 --------------
          liabilities against the Corporation which could be reasonably expected to have a material adverse effect on the Corporation;

     (v)  except as set out in Schedule 3.1(v), the Corporation is not a party
                               --------------
          to any contract or commitment outside the usual and ordinary course of business that is not cancellable without penalty extending for a period of time longer than three (3) months or involves expenditures by the Corporation in the aggregate in excess of five thousand dollars ($5,000) (collectively, the "Material Contracts");

     (w) all such Material Contracts are in good standing and in full force and effect and the Corporation is not in default or breach of any Material Contract to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach by the Corporation so that the Corporation is entitled to all material benefits under the Material Contract to which it is a party;

     (x) the Corporation is not a party to or bound by any guarantee, indemnification, surety or similar obligation;

     (y) the Corporation neither has owned nor now owns any real property nor is it currently a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee except as set out in Schedule 3.1(y)
             --------------

     (z)  the leases of real property listed on Schedule 3.1(y) constitute all
                                                --------------
          the real property leases to which the Corporation is a party (either as lessor or lessee). True and complete copies of such leases and all amendments and modifications thereof have been provided to the Purchaser. Except as set forth on
          Schedule 3.1(y) and except as disclosed in Sections 3.1(aa)(vii) and
          --------------
          3.1(aa)(viii), the Corporation has no obligation under any such leases for the repair or reconstruction of any of the leasehold premises, including any buildings, structures, leasehold improvements, fixtures, or appurtenances. To the knowledge and belief of Mr. Jahnel, all such leasehold premises are adequate and suitable for the purposes for which they are presently being used, and conform in all material respects to all applicable laws, ordinances, and regulations;

     (aa) with respect to each of the leases of real property listed on Schedule
                                                                        --------
          3.1(y) except as described on Schedule 3.1(y). With respect to each
          -----                         --------------
          such lease, except as otherwise disclosed on Schedule 3.1(y), (i) the
                                                       --------------
          leases are in full force and effect, and are valid, binding and enforceable against the Corporation in accordance with their respective terms, (ii all accrued and currently payable rents and other payments required by such leases have been paid, (ii such leases were entered into in the ordinary course of business and the Corporation has been in peaceable possession since the beginning of their respective possession (either as lessor or lessee) under any such lease, (iv for a period of two (2) years prior to the date hereof or, if shorter, during the period of the Corporation's possession (either as lessor or lessee), no party has asserted any defense, set-off or counterclaim thereunder, (v) for a period of two (2) years prior to the date hereof or, if shorter, during the period of the Corporation's possession (either as lessor or lessee), no waiver, indulgence, or postponement of any obligations thereunder has been granted by any party, (vi neither the Corporation nor, to the Knowledge of Mr. Jahnel, any other party has violated any term or condition under any such lease in any material respect, (vi there are no known current repair or maintenance obligations in excess of one thousand dollars ($1,000.00) and (vi as of the date hereof, except as set forth in such lease there are no reconstruction, remodeling or other obligations to restore the leased premises to their original condition or to some other condition which would require the expenditure of a material amount of funds by the Corporation;

     (bb) except as set out in Schedule 3.1(bb) there are no leases or rental
                               ---------------
          agreements covering personal property to which the Corporation is a party (either as lessor or lessee). True and complete copies of any such leases and all amendments and modifications thereof or proper and complete descriptions of such leases or rental agreements have been provided to the Purchaser in such Schedule 3.1(bb);
                                            ---------------

     (cc) Environmental Representations and Warranties of Mr. Jahnel:

          (i)  to the Knowledge of Mr. Jahnel:

               A. all activities of the Corporation with respect to real property now or formerly owned or leased by the Corporation ("Real Property") have been and are being conducted in material compliance with all federal, state and local statutes, ordinances, rules, regulations and orders, as well as all requirements of common law concerning those activities, repairs or construction of any improvements, manufacturing processing and/or handling of any materials, and discharges to the air, soil, surface water or groundwater;

               B. there has been no release or presence of any Hazardous Materials on, in, from or onto the Real Property as a result of the actions of the Corporation;

               C. the Corporation has not generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Material on the Real Property;

               D. the Corporation has obtained all approvals and caused all notifications to be made with respect to the Corporation's use of the Real Property as required by Environmental Laws, if any;

               E. the Corporation has delivered to the Purchaser a true and complete list of all registrations with, licenses from, or permits issued by governmental agencies or authorities material to the operations of the business of the Corporation pursuant to environmental, health and safety laws, and all such registrations, licenses or permits are in full force and effect;

               F. the Corporation has not received any written notice of any violation of any Environmental Laws with respect to the Real Property;

               G. to the Knowledge of Mr. Jahnel, no action has been commenced or threatened regarding the Corporation's compliance with any Environmental Laws with respect to the Real Property;

               H. no tanks used for the storage of any Hazardous Material above or below ground to the Knowledge of Mr. Jahnel are present or to the Knowledge of Mr. Jahnel were at any time present on or about the Real Property;

               I. no action has been commenced or, to the knowledge of Mr. Jahnel, threatened regarding the presence of any Hazardous Material on or about the Real Property;

               J. no Hazardous Materials are present in any medium in the operations of the business of the Corporation and/or at the Real Property in such a manner as requires investigation or remediation under any applicable law;

               K. no polychlorinated biphenyls or substances containing polychlorinated biphenyls are to the Knowledge of Mr. Jahnel present on the Real Property; and

               L. to the knowledge of Mr. Jahnel, no friable asbestos is present in the operations of the business of the Corporation and/or to the Knowledge of Mr. Jahnel the Real Property;

          (ii) the Corporation has not released or waived the liability of any previous owner, lessee, or operator of the Real Property or any party who may be potentially responsible for the presence or removal of Hazardous Material on or about the Real Property and has any indemnification obligation regarding Hazardous Material with respect to the Real Property to any party except as may be set out in the leases described in Schedule 3.1(y);
                                                  --------------

     (dd) except as set out in Schedule 3.1(dd), the Corporation has no
                               ---------------
          subsidiaries or agreements, options or commitments to acquire any shares or securities of any corporation or other entity or partnership or to acquire or lease any business operations, real property or assets;

     (ee) there is no unexpired agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of its business or any of its assets other than in the usual and ordinary course of business;


     (ff) except as set out in Schedule 3.1(ff), the Corporation is not a party
                               ---------------
          to or bound by any current contract or commitment to pay any royalty, license fee or management fee;

     (gg) the Corporation has no written or unwritten employment contract with any person whomsoever and all the employees of the Corporation are employees at will. Schedule 3.1(gg) truly and correctly sets out
                             ---------------
          whether such contracts are or are not in writing and the annual salary, car allowance, holiday entitlement, position and hire date of each of the employees of the Corporation;

     (hh) the Corporation is not bound by or a party to:

          (i)  any collective bargaining agreement, or

          (ii) any health, dental, life and disability insurance, retirement, pension, bonus, profit-sharing or similar plan or incentive management or deferred compensation plan of any kind whatsoever or any benefit plan including, without limitation maintained by or on behalf of the Corporation for any of its employees;

          except such agreements and plans as are listed in Schedule 3.1(hh)
                                                            ---------------
          attached hereto and copies of which are attached to such Schedule
                                                                   --------
          3.1(hh) as exhibits;
          ------

     (ii) all benefit plans listed in Schedule 3.1(hh) have been duly registered
                                      ---------------
          where required by, and are in good standing und er, all applicable legislation and all required employer contributions as of the date hereof under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof of the plans and no past service funding liabilities exist thereunder other than with respect to current year funding obligations;

     (jj) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

          (i) holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation, successor rights or other means,

          (ii) has applied to be certified as the bargaining agent of any of the Corporation's employees, or

          (iii) has applied to have the Corporation declared a related employer pursuant to any law which would allow it to hold bargaining rights with respect to any of the Corporation's employees;

     (kk) except as disclosed in Schedule 3.1(kk), and except for remuneration
                                 ---------------
          paid to employees in the usual and ordinary course of business including, without limitation, holiday or other bonus remuneration or severance payments and made at current rates of remuneration no payments have been made or authorized since the Interim Balance Sheet Date by the Corporation to officers, directors or employees of the Corporation;

     (ll) except as disclosed in Schedule 3.1(ll) there are no outstanding or,
                                 ---------------
          to the Knowledge of Mr. Jahnel, threatened or pending actions, claims, grievances or proceedings pertaining to the businesses of the Corporation pursuant to any taxation, health, employment or other law relating to employees or independent contractors;

     (mm) the Corporation has made or paid all payments, premiums, assessments, penalties and/or remittances in a timely fashion in respect of its current employees except such amounts which have not been paid in a timely fashion but in respect of which such untimely payment would not have a material adverse effect;

     (nn) to the Knowledge of Mr. Jahnel, there are no actual or threatened or pending organizing activities of any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent or any actual, or, threatened or pending unfair labour practice complaints pertaining to the businesses of the Corporation , nor have there been any such activities or complaints within the last five years;

     (oo) except as described in Schedule 3.1(kk), all vacation pay for
                                 ---------------
          employees of the Corporation is properly reflected in the books and accounts of the Corporation;

     (pp) except as set out in Schedule 3.1(pp), no current or former director,
                               ---------------
          officer, shareholder, employee or consultant of the Corporation or any other person who may be deemed to be not dealing at arm's length with the Corporation with any such person, as the case may be, is indebted to the Corporation;

     (qq) Mr. Jahnel has not received notice of any actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or threatened against or adversely affecting, or which could adversely affect, the Corporation or any of its assets before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, including without limitation, any claim, litigation or liabilities in any way relating to the Fair Credit Reporting Act, any federal or state equal employment opportunity law or any other law, and which might involve the possibility of any judgment or liability against the Corporation , except such actions, suits or proceedings as are disclosed in Schedule
                                                                        --------
          3.1(qq) attached hereto and to the Knowledge of the Vendors, the
          ------
          Corporation has not been operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic;

     (rr) there are no outstanding or unsatisfied judgments against Mr. Jahnel or the Corporation;

     (ss) other than Mr. Jahnel personally filing for bankruptcy in 1984, Mr. Jahnel has not filed for bankruptcy protection under United States bankruptcy laws nor, to the Knowledge of Mr. Jahnel, he does not know of any circumstances which might reasonably lead any of them to seek such protection during the period of ninety (90) days after the Closing;

     (tt) the Corporation is not seeking business in any jurisdiction other than those set out in Schedule 3.1(tt);
                           ---------------

     (uu) the Corporation has complied with all applicable laws, rules, regulations, notices, approvals and orders of the United States of America and of the jurisdictions stated in Schedule 3.1(tt) and all
                                                     ---------------
          municipalities thereof in which its business is carried on, the non-compliance with which could be reasonably expected to have a material adverse effect on the Corporation and to the Knowledge of Mr. Jahnel, the Corporation has not received notice of the breach of any such laws, rules, regulations, notices, approvals or orders and to the Knowledge of Mr. Jahnel, is not in breach of any such laws, rules, regulations, notices, approvals or orders, except as specified in
          Schedule 3.1(c);
          --------------

     (vv) to the Knowledge of Mr. Jahnel, (A) the Corporation is duly licensed, registered or qualified, and duly possess all permits, in the jurisdictions stated in Schedule 3.1(tt) and all municipalities
                                  ---------------
          thereof in which the Corporation carries on its business to enable its business to be carried on as now conducted and its assets to be owned, leased and operated, except as specified in Schedule 3.1(b) and (B)
                                                      --------------
          all such licenses, registrations, qualifications and permits are listed in Schedule 3.1(tt) and are valid and subsisting and in good
                    ---------------
          standing;

     (ww) to the Knowledge of Mr. Jahnel, the operation of the Corporation on any lands from which it conducts the operations of its business is not in contravention of any restriction or limitation applicable to such lands and is not in contravention of any law or regulation or of any decree or order of any court or other body having jurisdiction;

     (xx)  attached hereto as Schedule 3.1(xx) is a list of all Software,
                              ----------------
           registered trade marks, trade names, patents and copyrights, of all unregistered trade marks, trade names and copyrights and of all patent applications, trade mark registration applications and copyright registration applications, both domestic and foreign, and of any other intellectual property of the Corporation, owned or made by the Corporation;

     (yy) all trade marks, trade names, patents, copyrights and Software used in or required for the proper carrying on of the Corporation's business are listed in Schedule 3.1(xx) and to the Knowledge of Mr.
                                  ----------------
           Jahnel are either validly licensed for all uses to which they are put by the Corporation or are validly and beneficially owned, either by the Corporation and are, to the extent indicated in such Schedule
                                                                    --------
           3.1(xx) duly registered in the United States Patent and Trademark
           -------
           Office except as reflected in Schedule 3.1(xx);
                                         ----------------

     (zz) to the Knowledge of Mr. Jahnel, the conduct of the Corporation does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person;

     (aa)  attached hereto as Schedule 3.1(aaa) is a true and complete list of
                              -----------------
           all insurance policies maintained by the Corporation that also specifies the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder (other than pending health insurance laws which are not listed);

     (bbb) Investment Representations and Covenants of the Vendors Regarding U.S. and British Columbia Securities Law:

           (i) Mr. Jahnel acknowledges that this Agreement is made by the Purchaser with the Vendors in reliance upon the representations and warranties made by the Vendors in this Section 3.1(bbb) and in Section 3.2(g). Mr. Jahnel represents that the LML Shares issued by the Purchaser to him will be acquired by him for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, transferring, pledging or granting any participation in or otherwise distributing same in violation of applicable law. Mr. Jahnel further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge or grant participation to such person or to any third person, with respect to any of the LML Shares received by him or Mr. Campbell (collectively, the "Restricted Securities");

          (ii) Mr. Jahnel understands and acknowledges that the issuance of the Restricted Securities pursuant to this Agreement will not be registered under the Securities Act of 1933 of the United States of America, as amended (the "1933 Act") or any state securities laws on the ground that the sale of the LML Shares as provided for in this Agreement is exempt pursuant to Section 4(2) of the 1933 Act, and that the reliance of the Purchaser on such exemption is predicated on the representations made by Mr. Jahnel herein;

          (iii) Mr. Jahnel covenants that in no event will he make any disposition of any Restricted Securities, except in accordance with applicable United States federal and state securities laws and the rules and regulations promulgated thereunder and with applicable securities laws of British Columbia and he agrees that the Purchaser may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to Purchaser of such satisfactory evidence as reasonably may be required by the Purchaser that such legend or stop orders are not required to ensure compliance with the 1933 Act;

          (iv) Mr. Jahnel represents that he has substantial knowledge and experience in financial and business matters, that he is capable of evaluating the merits and risks of his investment in the Purchaser, that he has the ability to bear the economic risks of the investment, that at the present time he is able to afford a complete loss of his investment and that no guarantees have been or can be made by the Purchaser or any of its representatives respecting the future value, if any, of the Restricted Securities or the profitability or success of the business of the Purchaser and no assurances are or have been made concerning the dividend or distribution by the Purchaser of cash to its shareholders;

          (v) Mr. Jahnel acknowledges and understands that the Restricted Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, and, subject to the provisions of this Section 3.1(bbb), that the Purchaser is under no obligation to register the Restricted Securities for sale by Mr. Jahnel;

          (vi) Mr. Jahnel acknowledges that he is familiar with Rule 144 promulgated under the 1933 Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Mr. Jahnel understands that before Restricted Securities may be sold under Rule 144 as currently in effect, the following conditions must be fulfilled, except as otherwise described below: (a) certain public information about the Purchaser must be available, (b) the sale must occur at least one year after the date the Restricted Securities were acquired by Mr. Jahnel, (c) the sale must be made in a broker's transaction (as defined in section 4(4) of the 1933 Act) or directly with a market maker (as defined in section 3(a)(38) of the Securities Exchange Act of 1934, as amended), (d) the number of Restricted

                 Securities sold must not exceed certain volume limitations, and
                 (e) under certain circumstances, notice on Form 144 must be filed with the Security and Exchange Commission (the "SEC") and in certain cases transmitted to the principal exchange on which such securities are so admitted, prior to such sale;

          (vii) Mr. Jahnel acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the 1933 Act or compliance with another exemption from such registration will be required for any disposition of Restricted Securities, Mr. Jahnel understands that although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk;

          (viii) Mr. Jahnel agrees to comply in all respects with the provisions of this Section 3.1 (bbb)(viii). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, Mr. Jahnel shall give written notice to the Purchaser of Mr. Jahnel's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Purchaser so requests, shall be accompanied at Mr. Jahnel's expense either by (a) an opinion of legal counsel which shall be reasonably satisfactory to the Purchaser and its legal counsel, which opinion shall be addressed to the Purchaser, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the 1933 Act, or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto;

          (ix) Legend on Certificates. Mr. Jahnel consents to the placement of a legend on the certificates for the Restricted Securities in substantially the following form:

                    THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT"), AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE

                    REGISTRATION UNDER THE 1933 ACT OR ANY OTHER STATE SECURITIES LAWS.

                 In addition to the legend required by this Section 3.1(bbb)(ix), each certificate issued hereunder shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws;

          (x) Report of Initial Trade. The Vendors acknowledge that the Restricted Securities will be subject to a hold period under the Securities Act (British Columbia) and may not be traded in British Columbia until July 22, 2001, except as permitted by the Securities Act (British Columbia). The Vendors further acknowledge that in lieu of the Purchaser placing a legend on the certificates representing the Restricted Securities pursuant to section 132(2) of the Rules under the Securities Act (British Columbia), each Vendor must file a report with the British Columbia Securities Commission in the form attached as
                 Schedule 3.1(bbb)(x) hereto within 10 days of the initial trade
                 --------------------
                 of any Restricted Securities.

          (xi) Receipt of Information. Mr. Jahnel and his attorneys, accountants and other advisors (A) have received and reviewed this Agreement (including exhibits), the documents filed by LML with the SEC (the "Public Documents") which include LML's financial statements; and (B) have had access to, and an opportunity to review all documents and other materials requested of, the Purchaser; (C) have been given an opportunity to ask any and all questions of, and receive answers from, the Purchaser concerning the terms and conditions of the offering and to obtain all information Mr. Jahnel or his attorneys, accountants and other advisors believe necessary or appropriate to verify the accuracy of the information provided and to evaluate the suitability of an investment in the LML Shares; and (D) in evaluating the suitability of an investment in the LML Shares issued hereunder, have not relied upon any representations or other information (whether oral or written) other than as set forth herein or in the Public Documents;

          (xii) Brokers or Finders. Mr. Jahnel has not incurred, and will not incur directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Mr. Jahnel hereby indemnifies the Purchaser for any claims, losses, and expenses incurred by the Purchaser as a result of the representation in this Section 3.1(bbb)(xii) being untrue;

          (xiii) Accredited Investor. Mr. Jahnel is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by virtue of being either (i) an individual whose net worth, or joint net worth with that person's spouse, on the date hereof exceeds, and on the Closing Date will exceed, $1,000,000; or (ii) an individual who had income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to the spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form
                                                           ----------
                  1040), (iii) any deduction claimed for depletion under Section 611 et eq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including all home mortgages;

          (xiv) No Review. Mr. Jahnel acknowledges that no securities commission or similar regulatory authority has reviewed or passed on the merits of the LML Shares;

          (xv) No Insurance. Mr. Jahnel acknowledges that there is no government or other insurance covering the LML Shares;

          (xvi) Risks. Mr. Jahnel acknowledges that there are risks associated with an investment in the LML Shares;

          (xvii) Exemption From Prospectus Requirement. Mr. Jahnel acknowledges that the Purchaser has advised them that the Purchaser is relying on an exemption from the requirements to provide Mr. Jahnel with a prospectus and to distribute the LML Shares through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the LML Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to Mr. Jahnel;

          (xviii) Resale Restrictions. Mr. Jahnel acknowledges that, as provided for elsewhere in this Agreement, there are restrictions on his ability to resell the LML Shares and it is his responsibility to find out what those restrictions are and to comply with them before selling the LML Shares;

          (xix) Not Resident. The Vendors are not resident in British Columbia and are not acquiring the LML Shares for such residents; and

    (ccc) The Vendors acknowledge that the Purchaser has agreed to pay a finders' fee as disclosed in Section 3.4(e).

3.2       Mr. Campbell's Representations and Warranties
          ---------------------------------------------

          Mr. Campbell represents and warrants to the Purchaser that the following representations and warranties are true as of the date hereof or will be true as of the Time of Closing:

     (a) Mr. Campbell is the beneficial and registered owner of 38.25 Shares free and clear of all liens, charges, encumbrances and any other rights of others other than under the Shareholders' Agreement.

     (b) Mr. Campbell has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Shares registered in his name to the Purchaser and the Shares when sold and delivered in accordance with the terms of this Agreement against payment therefore, will be duly and validly issued, fully-paid, non-assessable and free and clear of all liens, charges, encumbrances and any other rights of others (other than liens, charges, encumbrances or rights created by the Purchaser and general securities laws restrictions);

     (c) there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon him to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than pursuant to the provisions of this Agreement and the Shareholders' Agreement;

     (d) to the Knowledge of Mr. Campbell, he has not received notice of any actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or threatened against or adversely affecting, or which could adversely affect, the Corporation or any of its assets before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, including without limitation, any claim, litigation or liabilities in any way relating to the Fair Credit Reporting Act, any federal or state equal employment opportunity law or any other law, and which might involve the possibility of any judgment or liability against the Corporation, except such actions, suits or proceedings as are disclosed in Schedule 3.1(qq) attached hereto;
                       ----------------

     (e)  there are no outstanding or unsatisfied judgements against Mr.
          Campbell;

     (f) Mr. Campbell has not filed for bankruptcy protection under United States bankruptcy laws nor, to the Knowledge of Mr. Campbell, does he know of any circumstances which might reasonably lead any of them to seek such protection during the period of ninety (90) days after the Closing;

     (g) Investment Representations and Covenants of the Vendors Regarding U.S. and British Columbia Securities Law:

          (i) Mr. Campbell acknowledges that this Agreement is made by the Purchaser with the Vendors in reliance upon the representations and warranties made by the Vendors in Section 3.1(bbb) and this
               Section 3.2(g). Mr. Campbell represents that the LML Shares issued by the Purchaser to Mr. Campbell will be acquired by Mr. Campbell for investment for his own account, not as nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, transferring, pledging or granting any participation in or otherwise distributing same in violation of applicable law. Mr. Campbell further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge or grant participation to such person or to any third person, with respect to any of the Restricted Securities;

          (ii) Mr. Campbell understands and acknowledges that the issuance of the Restricted Securities pursuant to this Agreement will not be registered under the 1933 Act or any state securities laws on the ground that the sale of the LML Shares as provided for in this Agreement is exempt pursuant to Section 4(2) of the 1933 Act, and that the reliance of the Purchaser on such exemption is predicated on the representations made by Mr. Campbell herein;

          (iii) Mr. Campbell covenants that in no event will he make any disposition of any Restricted Securities, except in accordance with applicable United States federal and state securities laws and the rules and regulations promulgated thereunder and with applicable securities laws of British Columbia and he agrees that the Purchaser may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to Purchaser of such satisfactory evidence as reasonably may be required by the Purchaser that such legend or stop orders are not required to ensure compliance with the 1933 Act;

          (iv) Mr. Campbell represents that he has substantial knowledge and experience in financial and business matters, that he is capable of evaluating the merits and risks of his investment in the Purchaser, that he has the ability to bear the economic risks of the investment, that at the present time he is able to afford a complete loss of his investment and that no guarantees have been or can be made by the Purchaser or any of its representatives respecting the future value, if any, of the Restricted Securities or the profitability or success of the business of the Purchaser and no assurances are or have been made concerning the dividend or distribution by the Purchaser of cash to its shareholders;

          (v) Mr. Campbell acknowledges and understands that the Restricted Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, and, subject to the provisions of this Section 32, that the Purchaser is under no obligation to register the Restricted Securities for sale by Mr. Campbell;

          (vi) Mr. Campbell acknowledges that he is familiar with Rule 144 promulgated under the 1933 Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Mr. Campbell understands that before Restricted Securities may be sold under Rule 144 as currently in effect, the following conditions must be fulfilled, except as otherwise described below: (a) certain public information about the Purchaser must be available, (b) the sale must occur at least one year after the date the Restricted Securities were acquired by Mr. Campbell, (c) the sale must be made in a broker's transaction (as defined in section 4(4) of the 1933 Act) or directly with a market maker (as defined in section 3(a)(38) of the Securities Exchange Act of 1934, as amended), (d) the number of Restricted Securities sold must not exceed certain volume limitations, and (e) under certain circumstances, notice on Form 144 must be filed with the SEC and in certain cases transmitted to the principal exchange on which such securities are so admitted, prior to such sale;

          (vii) Mr. Campbell acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the 1933 Act or compliance with another exemption from such registration will be required for any disposition of Restricted Securities, Mr. Campbell understands that although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk;

          (viii) Mr. Campbell agrees to comply in all respects with the provisions of this Section 32(viii). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, Mr. Campbell shall give written notice to the Purchaser of Mr. Campbell's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Purchaser so requests, shall be accompanied at Mr. Campbell's expense either by (a) an opinion of legal counsel which shall be reasonably satisfactory to the Purchaser and its legal counsel, which opinion shall be addressed to the Purchaser, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the 1933 Act, or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto;

          (ix) Legend on Certificates. Mr. Campbell consents to the placement of a legend on the certificates for Restricted Securities in substantially the following form:

                    THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT"), AS AMENDED, OR

                    UNDER ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY OTHER STATE SECURITIES LAWS.

                In addition to the legend required by this Section 32, each certificate issued hereunder shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws;

          (x) Report of Initial Trade. The Vendors acknowledge that the Restricted Securities will be subject to a hold period under the Securities Act (British Columbia) and may not be traded in British Columbia until July 22, 2001, except as permitted by the Securities Act (British Columbia). The Vendors further acknowledge that in lieu of the Purchaser placing a legend on the certificates representing the Restricted Securities pursuant to section 132(2) of the Rules under the Securities Act (British Columbia), each Vendor must file a report with the British Columbia Securities Commission in the form attached as Schedule
                                                                       --------
                3.1(bbb)(x) hereto within 10 days of the initial trade of any
                -----------
                Restricted Securities.

          (xi) Receipt of Information. Mr. Campbell and his attorneys, accountants and other advisors (A) have received and reviewed this Agreement (including exhibits), the documents filed by LML with the SEC (the "Public Documents") which include LML's financial statements; and (B) have had access to, and an opportunity to review all documents and other materials requested of, the Purchaser; (C) have been given an opportunity to ask any and all questions of, and receive answers from, the Purchaser concerning the terms and conditions of the offering and to obtain all information Mr. Campbell or his attorneys, accountants or other advisors believe necessary or appropriate to verify the accuracy of the information provided and to evaluate the suitability of an investment in the LML Shares; and
                (D) in evaluating the suitability of an investment in the LML Shares issued hereunder, have not relied upon any representations or other information (whether oral or written) other than as set forth herein or in the Public Documents;

          (xii) Brokers or Finders. Mr. Campbell has not incurred, and will not incur directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Mr. Campbell hereby indemnifies the Purchaser for any claims, losses, and expenses incurred by the Purchaser as a result of the representation in this Section 32 being untrue;

                (xiii) Accredited Investor. Mr. Campbell is an "accredited investor" as that term is defined in Rule 501of Regulation D promulgated under the 1933 Act by virtue of being either (i) an individual whose net worth, or joint net worth with that person's spouse, on the date hereof exceeds, and on the Closing Date will exceed, $1,000,000; or (ii) an individual who had income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to the spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of
                                                            ----------
                        Form 1040), (iii) any deduction claimed for depletion under Section 611 et eq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including all home mortgages;

                (xiv) No Review. Mr. Campbell acknowledges that no securities commission or similar regulatory authority has reviewed or passed on the merits of the LML Shares;

                (xv) No Insurance. Mr. Campbell acknowledges that there is no government or other insurance covering the LML Shares;

                (xvi) Risks. Mr. Campbell acknowledges that there are risks associated with an investment in the LML Shares;

                (xvii) Exemption From Prospectus Requirement. Mr. Campbell acknowledges that the Purchaser has advised them that the Purchaser is relying on an exemption from the requirements to provide Mr. Jahnel with a prospectus and to distribute the LML Shares through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the LML Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to Mr. Campbell;

                (xviii) Resale Restrictions. Mr. Campbell acknowledges that, as provided for elsewhere in this Agreement, there are restrictions on Mr. Campbell's ability to resell the LML Shares and it is Mr. Campbell's responsibility to find out what those restrictions are and to comply with them before selling the LML Shares;

                (xix) Not Resident. Mr. Campbell is not resident in British Columbia and is not acquiring the LML Shares for such residents; and

        (h) Mr. Campbell acknowledges that the Purchaser has agreed to pay a finders' fee as disclosed in Section 3.4(e).

3.3             Survival of Vendors' Representations, Warranties and Covenants
                --------------------------------------------------------------

                The representations, warranties and covenants of the Vendors set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof for a period of eighteen (18) months from the Closing Date.

3.4             Purchaser's Representations and Warranties
                ------------------------------------------

                The Purchaser represents and warrants to the Vendors that the following representations and warranties are true as of the date hereof and will be true as of the Time of Closing:

        (a) the Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the Yukon Territory of Canada with the corporate power to own its assets and to carry on its business and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which the Purchaser is subject;

        (b) the Purchaser is duly authorized and licensed and has all licenses, franchises, permits and other governmental authorizations required under all applicable laws, regulations, ordinances and orders of public authorities to own, lease and operate its assets and to carry on its business in the places and in the manner as now conducted; provided that the subsidiaries of the Purchaser are each duly qualified or licensed to do business in each jurisdiction in which the nature of its business requires such qualifications or license; except such jurisdictions in which the failure to so qualify would not have a material adverse affect on the financial condition of the Purchaser or any such subsidiaries;

        (c) the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereby;

        (d) the Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
                Section 2(11) of the 1933 Act;

        (e) the Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than a finder's fee in the amount of nine thousand five hundred and ten dollars ($9,510.00) payable to

                Cumberland Capital Corporation of Fort Worth, Texas and nine thousand five hundred and ten dollars ($9,510.00) payable to Mr. Clifton Hammond of Omaha, Nebraska payable, as determined by the Purchaser in its sole discretion, in cash or common shares of the capital stock of LML Payment Systems Inc. to be issued at an issue price per common share equal to the average sale price for LML Shares as reported by NASDAQ on the first Business Day previous to the Closing Date or if no such price is available, the average of the bid and ask price for LML Shares on such first Business Day previous to the Closing Date and will indemnify and hold the Vendors harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents;

        (f) neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Purchaser will result in the violation of:

                (i) any of the provisions of the constating documents or bylaws of the Purchaser;

                (ii) any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound which will not be terminated as of the Closing Date;

                (iii)   any applicable law, rule or regulation;

        (g) upon issuance hereunder, the LML Shares issuable upon the Closing to the Vendors shall have been validly issued and shall be outstanding as fully paid and non-assessable;

        (h) there are no restrictions or prohibitions contained in applicable law, rules or regulations against the Purchaser complying with the terms and conditions of this Agreement; and

        (i) when duly executed and delivered by the parties hereto in accordance with the provisions of this Agreement, this Agreement shall be a legal, valid and binding obligation of the Purchaser.

3.5             Survival of Purchaser's Representations, Warranties and
                -------------------------------------------------------
                Covenants
                ---------

                The covenants of the Purchaser set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors in accordance with the terms thereof for a period of two (2) years from the Closing Date.

                              ARTICLE 4 - CLOSING
                              -------------------

4.1             Closing
                -------

                The sale and purchase of the Shares shall be completed at the Time of Closing at the offices of Purchaser's Counsel, 4000 Fountain Place, 1445 Ross Avenue, Dallas, Texas.

4.2             Deliveries by the Vendors to the Purchaser
                ------------------------------------------

        (a) At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser the following:

                (i) certificates of each of the Vendors as to the accuracy of their respective representations and warranties hereunder at Closing;

                (ii) certificate of the secretary of the Corporation certifying a copy of the resolution of the directors of the Corporation authorizing all things necessary that are contemplated by the transaction herein, including, without limitation, the transfer of all shares in the capital of the Corporation to the Purchaser on the Closing Date and issuance of a share certificate to the Purchaser on the Closing Date representing all shares in the Corporation;

                (iii) Certificate of Existence and Certificate of Good Standing of the Corporation;

                (iv) Certificate of Foreign Qualification in the State of Louisiana of the Corporation;

                (v) a certified copy of the Articles of Incorporation and Bylaws of the Corporation certified by the Secretary of the Corporation;

                (vi) incumbency certificate certifying as to the authority of the signatory of the Corporation to execute certificates on behalf of the Corporation;

                (vii) certificates evidencing the Shares being purchased by the Purchaser, which shall be delivered free and clear of all liens other than liens created by the Purchaser, registered in the name of the Purchaser;

                (viii) instruments of transfer with respect to the certificates described in Section 4.2(a)(vii)

                (ix) opinion of Vendor Counsel, substantially in the form attached hereto as Schedule 4.2(a)(ix);
                                           -------------------

                (x) Employment Agreement executed by Mr. Jahnel in the form attached hereto as Schedule 4.2(a)(x);
                                           ------------------

                (xi) Non-Competition and Non-Solicitation Agreements executed by Mr. Jahnel, Mr. Campbell and Mrs. Jahnel in the forms attached hereto as Schedule 4.2(a)(xi);
                                           -------------------

                (xii) resignations of certain of the officers and directors of the Corporation requested by the Purchaser;

                (xiii) Releases of the Vendors and Mrs. Jahnel in the forms attached as Schedule 4.2(a)(xiii);
                                    ---------------------

                (xiv) a true, accurate and complete list (including name of contact, address, telephone and facsimile number, and email address, if available, and percentage of total attributable thereto) of each customer of the Corporation (i) who has engaged in any purchases or sales with the Corporation during the 12 month period prior to the Closing or (ii) who the Corporation would reasonably expect, but for the transactions contemplated by this Agreement, to engage in any purchases or sales with the Corporation during the 12 month period after the Closing; and

                (xv) a true and accurate copy of the Assumed Name Certificates filed with the Texas Secretary of State and Clerk of Dallas County, Texas for the Corporation.

4.3             Deliveries by the Purchaser to the Vendors
                ------------------------------------------

        (a) At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendors the following:

                (i) certified copy of the constating documents of the Purchaser;

                (ii)    certificate of status of the Purchaser;

                (iii) certificate of the President and the Secretary of the Purchaser certifying copies of the Board of Directors' resolutions and/or meeting minutes, evidencing authorization of the transaction contemplated herein;

                (iv) incumbency certificate certifying as to the authority of the signatory of the Purchaser to execute this Agreement;

                (v) the portions of the Purchase Price payable by the Purchaser by delivery of readily available funds and by the issuance of LML Shares free and clear of all liens (other than transfer restrictions disclosed herein)to each of the Vendors in accordance with Section 2.1(b);

                (vi) opinion of Purchaser Counsel in the Yukon Territory, substantially in the form attached hereto as Schedule
                                                                     --------
                        4.3(a)(vi); and
                        ----------

                (vii) a check of the Purchaser made payable to Mr. Jahnel in the principal sum of seven thousand four hundred twenty eight and 72/100 dollars ($7,428.72) being the amount of the principal and accrued interest to the Closing of the amount of Mr. Jahnel's loan to the Corporation.


                             ARTICLE 5 - COVENANTS
                             ---------------------

5.1             Taxes
                -----

                The Purchaser does not assume and shall not be liable for any taxes under the Code of the United States of America or any other taxes whatsoever which may be or become payable by the Vendors including, without limitation, any taxes resulting from or arising as a consequence of the sale by the Vendors to the Purchaser of the Shares herein contemplated, and the Vendors shall severally indemnify and save harmless the Purchaser from and against all such taxes.

5.2             Price Protection
                ----------------

                The Purchaser covenants and agrees that if, at any time during the first ninety (90) days that the LML Shares issued hereunder are, by effluxion of time or otherwise not subject to any resale provisions under any applicable securities legislation, any of the Vendors sells any such LML Shares through the facilities of NASDAQ at a price per LML Share that is less than the LML Share Closing Value, then, upon such Vendor supplying proof to the Purchaser of the relevant circumstances of such sale in form acceptable to the Purchaser, then the Purchaser shall issue additional LML Shares to such Vendor equal to the lessor of (A) the maximum number of shares that may be issued by the Purchaser without obtaining shareholder approval under the rules and regulations applicable to issues listed on the NASDAQ small-cap market and (B) remainder obtained by subtracting the number of LML Shares sold from the product of (i) multiplying the number of LML Shares sold by (ii) the fraction in which the numerator is equal to the LML Share Closing Value and the denominator is equal to the price per LML Share obtained by such Vendor in such sale.

5.3             Employment of Mrs. Jahnel and Others
                ------------------------------------

                With the exception of Mr. Jahnal who will be employed pursuant to the Employment Agreement, the Purchaser will cause the Corporation to continue to employ all the employees of the Corporation at the time of Closing until the close of business on the thirtieth (30th) day after the Closing with the same terms and conditions as existed immediately before the Closing and on such thirtieth (30th) day, their employment by the Corporation will be terminated; provided that Mrs. Jahnel, Mr. Matthew Jahnel and Ms. Amy Jahnel will continue to be employed by the Corporation for three (3) months after the Closing on the same terms and conditions as they were employed by the Corporation immediately prior to Closing. From and after the expiration of such three (3) month period, neither the Corporation nor Purchaser shall have any obligation to employ any of Mrs. Jahnel, Mr. Matthew Jahnel or Ms. Amy Jahnel, but the Corporation or Purchaser may employ any of them on terms mutually agreed to on an "at will" basis, unless the Corporation or Purchaser, as the case may be, on the one hand, and Mrs. Jahnel, Mr. Matthew Jahnel or Mrs. Amy Jahnel, as the case may be, on the other hand, enter into a separate written employment agreement. The Corporation and the Purchaser will do all things necessary or desirable in order that there be no period after the Closing during which any member of the Jahnel family employed by the Corporation will have a loss of medical insurance coverage during such employment due to a "wait period" in respect of the health insurance replacing that formerly carried by the Corporation. If the Corporation or the Purchaser and any of Mrs. Jahnel, Mr. Matthew Jahnel or Ms. Amy Jahnel cannot mutually agree upon terms for the continuance of their respective employments neither the Corporation nor the Purchaser will owe an obligation for severance pay or any other liability to such of them as do not, as a result of such failure to agree, continue in employment by the Corporation or the Purchaser. During any period of "at will" employment, either the employer or employee may terminate the employment relationship at any time, for any reason or no reason, and without any prior notice.

5.4             Maintenance of Errors and Omissions Insurance
                ---------------------------------------------

                The Purchase shall maintain the existing errors and omissions insurance policy of the Corporation after the Closing unless materially equivalent coverage can be obtained on a basis acceptable to the Vendors from the insurers of the Purchaser or any of its subsidiaries.

5.5             Mr. Jahnel's Personal Guarantee of the Corporation's Line of
                ------------------------------------------------------------
                Credit
                ------

                Within five (5) business days after the Closing, the Purchaser will either obtain the termination of Mr. Jahnel's personal guarantee of the Corporation's line of credit with its bankers or pay all outstanding principal and interest in respect of such line of credit and terminate such line of credit.


                          ARTICLE 6 - INDEMNIFICATION
                          ---------------------------

6.1             By the Vendors
                --------------

        (a) Subject to Section 6.4, Mr. Jahnel shall severally indemnify, defend and hold harmless the Purchaser, and its parents, subsidiaries, officers, directors, employees, consultants, attorneys, insurers, affiliates and controlling persons (collectively, and including the Corporation and its subsidiaries after the Time of Closing, the "Purchaser Indemnified Parties") from and against any and all loss, damage, expense (including, without limitation, court costs, interest, penalties, reasonable legal fees and expenses), suit, action, claim, liability or obligation (collectively, "Losses") related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Mr. Jahnel contained in this Agreement or any agreement ancillary hereto and any liability for income taxes, sales taxes and franchise taxes of the Corporation accrued to the Time of Closing, (an "Indemnification Claim"); provided, however, that Mr. Jahnel shall not have any obligation to indemnify the Purchaser from and against any Losses until the Purchaser or other Purchaser Indemnified Parties has collectively suffered Losses by reason of all such breaches (or alleged breaches) in excess of a twenty thousand dollars ($20,000) aggregate threshold (in which case Mr. Jahnel will be obligated to indemnify the Purchaser or any other Purchaser Indemnified Party from and against only such Losses from the first dollar of such Losses resulting from, arising out of, or relating to an Indemnification Claim against Mr. Jahnel). In computing the extent of any Loss under this Agreement, the liability of Mr. Jahnel for an Indemnification Claim shall be taken into account, if appropriate.

        (b) Subject to Section 6.4, Mr. Campbell shall severally indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Losses related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Mr. Campbell contained in this Agreement or any agreement ancillary hereto.

6.2             By Purchaser
                ------------

                Subject to Section 6.4, the Purchaser shall indemnify and hold harmless the Vendors from and against any and all Losses related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of the Purchaser contained in this Agreement; provided, however, that the Purchaser shall not have any obligation to indemnify the Vendors from and against any Losses until the Vendors have collectively suffered Losses by reason of all such breaches (or alleged breaches) in excess of a ($20,000) twenty thousand dollars aggregate threshold (in which case the Purchaser will be obligated to indemnify the Vendors from the first dollar of such Losses resulting from, arising out of, or relating to an Indemnification Claim against the Vendors. In computing the extent of any Loss under this Agreement, the liability of the Purchaser for the Indemnification Claim shall be taken into account, if appropriate.

6.3             Indemnification Procedure
                -------------------------

        (a) Any party seeking indemnification must have a good faith belief that it is entitled to such indemnification and shall give prompt (and, in any event, within thirty (30) days after receipt of actual notice of the claim) written notice (in accordance with the provisions of Section 8.10 hereof) to the indemnifying party of the facts and circumstances giving rise to the claim, and the amount of the claim for which it is seeking indemnification. The indemnifying party shall be relieved of the duty to indemnify for any damages which are incurred as a result of the failure to give such notice within the time required by the preceding sentence, however, except for such reductions, the failure to provide such notice within the time required by the preceding sentence, without the incurrence of damages as a result, will not reduce such indemnification obligation. Such notice shall contain a description in reasonable detail of the basis for such claim for indemnification. With respect to any claim for which indemnification is sought, the party seeking indemnification has an obligation to exercise its best efforts to mitigate the amount of any such indemnification claim.

        (b) Any indemnifying party will have the right to defend the indemnified party against any third party claim with counsel of the indemnifying party's choice reasonably satisfactory to the indemnified party so long as (i) the indemnifying party notifies the indemnified party in writing within fifteen
(15) days after the indemnified party has given notice of the third party claim that the indemnifying party will, subject to the limitation of this Agreement, indemnify the indemnified party from and against such claims, and (ii) the indemnifying party conducts the defense of such third party claim actively and diligently. The indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the third party claim. In addition, if a legitimate conflict of interests exists such that one firm of attorneys cannot ethically represent both the indemnified party and the indemnifying party or the counsel retained by the indemnifying party otherwise advises the indemnifying party that separate counsel should be obtained, then the indemnified party may select its own counsel with the reasonable fees and expenses thereof to be paid by the indemnifying party.

        (c) The indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the indemnifying party (not to be delayed, conditioned or withheld unreasonably), and the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the indemnified party (not to be delayed, conditioned or withheld unreasonably).

6.4             Maximum Amount of Indemnification Obligations
                ---------------------------------------------

                Notwithstanding anything in this Agreement to the contrary, the aggregate potential liability for a breach of this Agreement, or otherwise arising from the transaction contemplated hereby, including, but not limited to, any liability arising under Article 6 of this Agreement or any liability arising for breach of contract, indemnity claims, tort claims or otherwise, is hereby expressly limited in respect of Mr. Jahnel to two hundred and seventy-five thousand dollars ($275,000) and in respect of Mr. Campbell to two hundred and twenty-five thousand dollars ($225,000) and in respect of the Purchaser to five hundred thousand dollars ($500,000).


                            ARTICLE 7 - CONDITIONS
                            ----------------------

7.1             Conditions for the Benefit of the Purchaser
                -------------------------------------------

        (a) The sale by the Vendors and the purchase by the Purchaser of the Shares is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

        (i)     the representations and warranties of the Vendors set forth in
                Section 3.1, 3.2 shall be correct at the Time of Closing with the same force and effect as if made at and as of such time;

        (ii) the Vendors shall have performed or complied with all the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendors at or prior to the Time of Closing; and

        (iii) the Purchaser shall be furnished with such certificates, affidavits or statutory declarations of the Corporation and of the Vendors or of officers of the Corporation and of the Vendors as the Purchaser or the Purchaser's Counsel may deem reasonably necessary in order to establish that the terms, covenants and conditions contained in this Agreement have been performed or complied with by the Vendors, the Corporation at or prior to the Time of Closing and that the representations and warranties of the Vendors herein are true and correct at the Time of Closing; and

        (iv) the Non-Competition and Non-Solicitation Agreements with Mr. Jahnel, Mrs. Jahnel and Mr. Campbell are executed and delivered.

        (b) In case any term or covenant of the Vendors or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Purchaser may, without limiting any other right that the Purchaser may have, at its sole option, either:

        (i) rescind this Agreement by notice to the Vendors, and in such event the Purchaser shall be released from all obligations hereunder; or

        (ii) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

7.2             Conditions for the Benefit of the Vendors
                -----------------------------------------

        (a) The sale by the Vendors and the purchase by the Purchaser of the Shares is subject to the following conditions which are for the exclusive benefit of the Vendors to be performed or complied with at or prior to the Time of Closing:

        (i)     the representations and warranties of the Purchaser set forth in
                Section 3.4 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

        (ii) the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing; and

        (iii) the Vendors shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendors or the Vendors' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct at the Time of Closing; and

        (iv) the Employment Agreement with Mr. Jahnel is executed and delivered.

        (b) In case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendors at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Vendors may, without limiting any other right that the Vendors may have, at its sole option, either:

        (i) rescind this Agreement by notice to the Purchaser, and in such event the Vendors shall be released from all obligations hereunder; or

        (ii) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

                              ARTICLE 8 - GENERAL
                              -------------------

 8.1      Further Assurances
          ------------------

          Each of the Vendors and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

 8.2      Time of the Essence
          -------------------

          Time shall be of the essence of this Agreement.

 8.3      Commissions
          -----------

          The Vendors shall indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the sale and purchase of the Shares to the extent that such person purports to act or have acted for the Vendors in connection with the sale of the Shares. The Purchaser shall pay the finder's fee contemplated in Section 34

 8.4      Legal and Accounting Fees
          -------------------------

          Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred; provided that the Corporation shall pay up to five thousand dollars ($5,000) to the legal costs of the Vendors upon proof of the Vendors having incurred at least that amount in legal fees and disbursements in respect of the transaction contemplated in this Agreement and further provided that the audit fees incurred in connection with the preparation of the Financial Statements are an expense of the Corporation.

 8.5      Public Announcements
          --------------------

          No public announcement or press release concerning the sale and purchase of the Shares shall be made by the Vendors without the prior consent and joint approval of the Vendors and the Purchaser. The Purchaser will publish a press release concerning the sale and purchase of the Shares as required by law. The Purchaser will allow the Vendors to review such press release and will consider corrections thereto suggested by the Vendors but will not be bound to publish in such press release anything except as is finally determined in the sole discretion of the Purchaser.

 8.6      Benefit of the Agreement
          ------------------------

          This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

 8.7      Entire Agreement
          ----------------

          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

 8.8      Amendments and Waiver
          ---------------------

          No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

 8.9      Assignment
          ----------

          This Agreement may not be assigned by the Vendors without the written consent of the Purchaser or by the Purchaser without the written consent of the Vendors.

 8.10     Notices
          -------

          Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

               To the Vendors:

                              Roger Jahnel
                              2802 Esquire Lane
                              Garland, Texas 75044
                              U.S.A.

                              Fax No.: (214) 503-3750

                              Ed Campbell
                              5318 Hilton Head Drive
                              Dallas, Texas 75252
                              U.S.A.

                              Fax No.: (214) 426-4603
                              with a copy to:

                              Gardere & Wynne, L.L.P
                              1601 Elm Street
                              Suite 3000
                              Dallas, Texas 75201
                              U.S.A.

                              Attention: Richard L. Waggoner
                              ---------
                              Fax No.: (214) 999-4667

               To the Purchaser:

                              LML Payment Systems Inc.
                              Suite 600
                              1330 River Bend
                              Dallas, Texas 75247
                              U.S.A.

                              Attention: President
                              ---------
                              Fax No.: (214) 678-2001

                              With a copy to:

                              LML Payment Systems, Inc.
                              1680-1140 W. Pender St.
                              Vancouver, BC
                              Canada V6E 4G1

                              Attention: Secretary
                              ---------
                              FaxNo. (604)-689-4413

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the seventh Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

 8.11     Governing Law
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable therein.

8.12      Forum Selection
          ---------------

          For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the State of Texas and the courts of the State of Texas shall have jurisdiction to entertain any action arising under this Agreement. The Vendors and the Purchaser each hereby attorns to the jurisdiction of the courts of the State of Texas.

8.13      Severability
          ------------

          The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal and unenforceable provision deleted, and the validity, legality and unenforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

8.14      Counterparts and Facsimile Signatures
          -------------------------------------

          This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one instrument.
In making proof of this Agreement, it shall not be necessary to account for more than one counterpart executed by the party against whom enforcement is sought. Facsimile signatures are binding on the party providing the facsimile signature.

8.15      Construction
          ------------

          The parties acknowledge that each party and their counsel have had the opportunity to review and negotiate the terms and conditions of this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.


          IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.



                                  * * * * * *

                                           LML PAYMENT SYSTEMS INC.

                                           Per: ________________________________
                                                Patrick H. Gaines, President


SIGNED, SEALED AND DELIVERED in the         )
presence of:                                )
                                            )
-----------------------------------------   )   --------------------------------
Witness                                     )   ROGER JAHNEL
                                            )
-----------------------------------------   )   --------------------------------
Witness                                     )   ED CAMPBELL


                ACKNOWLEDGMENT AND CONSENT OF VENDORS' SPOUSES
                ----------------------------------------------

     Each Vendor's spouse joins in the execution of this Agreement to evidence his/her knowledge of its existence and his/her consent to its provisions, and that s/he desires to bind his/her interest, if any, in the Shares to the performance of this Agreement. Accordingly, Vendor's spouse agrees that the covenants made in this Agreement will be, and hereby are, accepted as binding on her/him individually and upon all persons ever to claim under her/him. However, the foregoing is not intended to, and will not be construed to, confer or create any interests in the Shares in any Vendor's spouse.


                                            )
_________________________________________   )   ________________________________
                                            )   JUDY JAHNEL
Witness                                     )   (spouse of Roger Jahnel)
                                            )
                                            )
_________________________________________   )   ________________________________
Witness                                     )   __________ CAMPBELL
                                                (spouse of Ed Campbell)

                               TABLE OF CONTENTS

                           SHARE PURCHASE AGREEMENT

                          ARTICLE 1 - INTERPRETATION
                          --------------------------

1.1    Definitions...........................................................  2
       -----------
1.2    Headings..............................................................  4
       --------
1.3    Extended Meanings.....................................................  4
       -----------------
1.4    Accounting Principles.................................................  4
       ---------------------
1.5    Currency..............................................................  4
       --------
1.6    Schedules.............................................................  5
       ---------
                            ARTICLE 2 - PURCHASE AND SALE
                            -----------------------------

2.1    Purchase and Sale and Purchase Price..................................  5
       ------------------------------------

                    ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                    ------------------------------------------

3.1    Mr. Jahnel's Representations and Warranties...........................  6
       -------------------------------------------
3.2    Mr. Campbell's Representations and Warranties......................... 20
       ---------------------------------------------
3.3    Survival of Vendors' Representations, Warranties and Covenants........ 26
       --------------------------------------------------------------
3.4    Purchaser's Representations and Warranties............................ 26
       ------------------------------------------
3.5    Survival of Purchaser's Representations, Warranties and Covenants..... 27
       -----------------------------------------------------------------

                                ARTICLE 4 - CLOSING
                                -------------------

4.1    Closing............................................................... 28
       -------
4.2    Deliveries by the Vendors to the Purchaser............................ 28
       ------------------------------------------
4.3    Deliveries by the Purchaser to the Vendors............................ 29
       ------------------------------------------

                               ARTICLE 5 - COVENANTS
                               ---------------------

5.1    Taxes................................................................. 30
       -----
5.2    Price Protection...................................................... 30
       ----------------
5.3    Employment of Mrs. Jahnel and Others.................................. 30
       ------------------------------------
5.4    Maintenance of Errors and Omissions Insurance......................... 31
       ---------------------------------------------
5.5    Mr. Jahnel's Personal Guarantee of the Corporation's Line of Credit... 31
       -------------------------------------------------------------------

                            ARTICLE 6 - INDEMNIFICATION
                            ---------------------------

6.1    By the Vendors........................................................ 31
       --------------
6.2    By Purchaser.......................................................... 32
       ------------
6.3    Indemnification Procedure............................................. 32
       -------------------------
6.4    Maximum Amount of Indemnification Obligations......................... 33
       ---------------------------------------------

                              ARTICLE 7 - CONDITIONS
                              ----------------------

7.1    Conditions for the Benefit of the Purchaser........................... 33
       -------------------------------------------
7.2    Conditions for the Benefit of the Vendors............................. 34
       -----------------------------------------

                                ARTICLE 8 - GENERAL
                                -------------------

8.1    Further Assurances.................................................... 35
       ------------------
8.2    Time of the Essence................................................... 35
       -------------------
8.3    Commissions........................................................... 35
       -----------
8.4    Legal and Accounting Fees............................................. 35
       -------------------------
8.5    Public Announcements.................................................. 35
       --------------------
8.6    Benefit of the Agreement.............................................. 35
       ------------------------
8.7    Entire Agreement...................................................... 36
       ----------------
8.8    Amendments and Waiver................................................. 36
       ---------------------
8.9    Assignment............................................................ 36
       ----------
8.10   Notices............................................................... 36
       -------
8.11   Governing Law......................................................... 37
       -------------
8.12   Forum Selection....................................................... 38
       ---------------
8.13   Severability.......................................................... 38
       ------------
8.14   Counterparts and Facsimile Signatures................................. 38
       -------------------------------------
8.15   Construction.......................................................... 38
       ------------

                                     -ii-